INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 33-78234 of KPM Funds, Inc. on Form N-1A of our report dated August 22, 2000, on the KPM Equity Portfolio which comprises KPM Funds, Inc., and to the reference to us under the headings "Financial Highlights" in the Prospectus, and "Independent Auditors" in the Statement of Additional Information, which are part of such Registration Statement.


/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Chicago, Illinois
October 25, 2000